Exhibit D
                             CSW International, Inc.
                        Consolidated Statement of Income
                 For the Twelve Months Ended September 30, 1999
                                   (Unaudited)
                                    ($000's)


Operating Revenues
    Electric revenues                                           $ 1,492,669
    Other diversified                                               184,819
                                                                -----------

                                                                  1,677,488

Operating Expenses
    Cost of electric sales                                          968,271
    General and administrative                                      314,141
    Depreciation and amortization                                   110,407
    Other diversified                                               104,126
                                                                -----------

                                                                  1,496,945
                                                                -----------

Operating Income                                                    180,543

Other Income and (Deductions)
    Investment income                                                24,234
    Interest income                                                  24,919
    Interest expense                                               (121,825)
                                                                -----------

                                                                    (72,672)
                                                                -----------

Income Before Income Taxes                                          107,871

Provision for Income Taxes                                            9,763
                                                                -----------

Net Income                                                      $    98,108
                                                                ===========